EXHIBIT 99.1

                                [FRONT]

                           ANTEC CORPORATION

                  PROXY SOLICITED BY AND ON BEHALF OF
                        THE BOARD OF DIRECTORS

The undersigned hereby appoints John M. Egan, Lawrence A. Margolis and Daniel J. Distel and each of them (with full power of substitution in each) proxies of the undersigned to vote at the Special Meeting of Stockholders of ANTEC Corporation to be held at 10:00 a.m., central time, February 6, 1997, at the Meadows Corporate Auditorium, 2850 West Golf Road, Rolling Meadows, Illinois, and at any adjournments thereof, all the shares of Common Stock of ANTEC Corporation in the name of the undersigned on the record date.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL ON THE REVERSE SIDE OF THIS CARD

          (Continued, and to be dated and signed on the reverse side.)

                               [REVERSE]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR THE PROPOSAL.

     Proposal to approve the Plan of Merger, dated as of October 28, 1996, and the issuance of shares of ANTEC common stock to TSX stockholders in the Merger, as more fully described in the Joint Proxy Statement-Prospectus dated December 31, 1996.

          FOR ___        AGAINST ___              ABSTAIN ___

Change of Address and or Comments Mark Here ___

IMPORTANT: Please date this proxy and sign exactly as your name appears hereon. If stock is held jointly, both holders should sign. Executors, administrators, trustees, guardians and officers signing in a representative capacity should give full title.

                                   Dated:  ___________________________


                                   -----------------------------------
                                        (Signature of Stockholder)


                                   -----------------------------------
                                         (Signature if held jointly)

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.
      ----

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.